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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 4, 2002


                                  PARTNERRE LTD
                            (Exact Name of Registrant
                          as Specified in Its Charter)


                                     BERMUDA
                 (State or Other Jurisdiction of Incorporation)


                  0-2253                              Not Applicable
         (Commission File Number)            (IRS Employer Identification No.)

              Chesney House                                HM 08
            96 Pitts Bay Road                           (Zip Code)
            Pembroke, Bermuda
 (Address of Principal Executive Offices)


                                 (441) 292-0888
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

Results for the period ended September 30, 2002 (Unaudited)

     On November 4, 2002, we announced our operating results for the period ended September 30, 2002. For the three months ended September 30, 2002, operating losses, which exclude net realized investment gains or losses and are calculated after payment of preferred dividends, were $28.2 million or $0.56 per diluted share. These results reflect the impact of the flooding in Europe in August 2002, which resulted in a loss estimate of $120 million. This compares to operating losses of $342.8 million, or $6.83 per share for the third quarter of 2001. Results in the third quarter of 2001 were impacted by a $400 million loss from the attacks of September 11.

     Net loss for the three months ended September 30, 2002 was $27.9 million, or $0.65 per diluted share. The net loss includes an after-tax realized loss on investments of $4.7 million or $0.09 per share. Net loss for the third quarter of 2001 was $338.5 million or $6.85 per share, including a net after-tax realized loss on investments of $0.7 million or $0.02 per share.

     Total revenues for the quarter were $694.5 million, comprised of $631.9 million of net premiums earned, net investment income of $60.2 million, and net realized investment gains of $0.8 million. For the third quarter of 2001, revenues were $475.4 million, with $415.5 million of net premiums earned, net investment income of $60.3 million, and net realized investment losses of $0.4 million.

     For the nine months ended September 30, 2002, operating earnings were $109.9 million or $2.13 per diluted share. Net premiums written were $2.0 billion, an increase of 40% from the prior year. Net income for the nine months was $101.9 million, or $1.68 per share. Net income for the period includes net (after-tax) realized losses of $23.0 million. Operating losses for the nine months ended September 30, 2001 were $239.7 million or $4.78 per share. Net loss for the first nine months of 2001 was $189.4 million or $4.08 per share after net (after-tax) realized gains of $7.5 million and the cumulative effect of adopting FAS 133 of $27.8 million.

   Results by Segment

     The U.S. Property and Casualty segment, which represents 22% of total premiums for the quarter, reported net written premiums of $125.0 million, a 44% increase over the prior year's third quarter, with substantial growth in motor and casualty and property lines. The technical ratio for this segment was 105.8%. The technical ratio is obtained by dividing the sum of losses and loss adjustment expenses and acquisition costs by net premiums earned.

     European floods impacted the technical ratios of the Non-U.S. Property and Casualty and the Worldwide Specialty segments.

     The Non-U.S. Property and Casualty segment, which represents 25% of total premiums, reported net written premiums of $139.8 million, a 32% increase over the prior year, with strong growth in property lines. The technical ratio for this segment was 112.8%. European floods added 20.9 points to the loss ratio for this segment.

     The Worldwide Specialty segment, which represents 48% of total premiums, reported net written premiums of $271.6 million, a 62% increase over the prior year period. The most significant growth was in the engineering/energy and aviation lines. This segment's technical ratio was 102.0%, with European floods adding 29.1 points to the loss ratio. Excluding the impact of the floods in 2002 and September 11 attacks in 2001, most of our specialty lines showed improving year over year profitability.

     The Life segment, which provides coverages in all markets except the U.S. and represents 5% of total premiums, reported net written premiums of $33.7 million, a marginal increase from the prior period. New business development was offset by the shift in business mix to more excess of loss treaties from proportional treaties. The net technical result for this segment was $5.3 million for the quarter.


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Restatement of Prior Period Segment Information (Unaudited)

     Following a realignment of its Global operations effective January 1, 2002, the Company changed its reporting segments to reflect the way its business will be managed going forward. The Company monitors the performance of its underwriting operations in two major segments, Non-Life and Life. The Non-Life segment is further divided into three sub-segments, US Property and Casualty, Non-US Property and Casualty and Worldwide Specialty. The Life segment includes Life, Health and Annuity business. Segments represent markets that are reasonably homogeneous in terms of geography, client types, buying patterns, underlying risk patterns and approach to risk management.

     The US and Non-US Property and Casualty sub-segments include property and casualty business as well as motor business. These lines are generally written in local markets. The US Property and Casualty sub-segment is comprised of property, casualty and motor risks originating in the United States, generally written by PartnerRe U.S. The Non-US Property and Casualty sub-segment is comprised of property, casualty and motor business originating outside of the United States, generally written by Partner Reinsurance Company and PartnerRe SA. The Worldwide Specialty sub-segment is comprised of that business which is generally considered to be specialized due to the sophisticated technical underwriting required to analyze risks, and global in nature, inasmuch as appropriate risk management for these lines require a globally diversified portfolio of risks. This segment consists of several lines of business for which the Company believes it has developed specialized knowledge and underwriting capabilities. These lines of business include catastrophe, aviation and space, marine, agriculture, credit and surety, special risks and miscellaneous lines. The corresponding information for the prior period has been restated to conform to the current period presentation.

     Because the Company does not manage its assets by segment, investment income is not allocated to the Non-Life sub-segments of the reinsurance operations. However, because of the interest sensitive nature of some of the Company's Life products, investment income is considered in management's assessment of the profitability of the Life segment of the reinsurance operations. The following items are not considered in evaluating the results of each segment: net realized investment gains/losses, other income, amortization of goodwill, interest expense, distributions related to Trust Preferred and Mandatorily Redeemable Preferred Securities, net foreign exchange gains or losses, income tax expense or benefit and preferred share dividends. Segment revenues and profits or losses are shown net of intercompany transactions.

     Management measures segment results for the Property and Casualty segments and Worldwide Specialty segment on the basis of the "technical ratio", which is obtained by dividing the sum of the loss and loss adjustment expenses and acquisition costs by net premiums earned. Management measures segment results for the Life segment on the basis of "technical result" which is defined as net premiums earned less loss and loss adjustment expenses and acquisition costs.


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     The following table provides a summary of the segment revenues and results for the years ended December 31, 2001, 2000 and 1999 ($ millions except ratios):


                                             2001          2000          1999
                                           --------      --------      --------
NON-LIFE SEGMENT
   US Property and Casualty
       Net premiums written ............   $  411.0      $  291.6      $  202.7
       Net premiums earned .............      345.7         268.7         191.9

       Loss and loss expense ratio .....      128.3%         81.5%         84.6%

       Acquisition expense ratio .......       24.8          23.2          27.4
                                           --------      --------      --------
       Technical ratio(1) ..............      153.1         104.7         112.0

Non-US Property and Casualty
       Net premiums written ............   $  545.2      $  439.8      $  438.7
       Net premiums earned .............      514.1         426.8         438.5

       Loss and loss expense ratio .....       85.7%         71.0%         79.1%
       Acquisition expense ratio .......       24.9          27.9          27.9
                                           --------      --------      --------
       Technical ratio(1) ..............      110.6          98.9         107.0

Worldwide Specialty
       Net premiums written ............   $  736.9      $  476.3      $  462.0
       Net premiums earned .............      641.9         446.0         480.2

       Loss and loss expense ratio .....       97.1%         62.8%         72.3%
       Acquisition expense ratio .......       19.8          21.5          23.2
                                           --------      --------      --------
       Technical ratio(1) ..............      116.9          84.3          95.5

TOTAL NON-LIFE SEGMENT
Gross premiums written .................   $1,739.4      $1,253.0      $1,174.3
Net premiums written ...................    1,693.1       1,207.7       1,103.4
Net premiums earned ....................    1,501.7       1,141.5       1,110.6

Loss and loss expense ratio ............      100.4%         70.2%         77.1%
                                           --------      --------      --------
Acquisition expense ratio ..............       22.7          24.3          25.7
Other overhead expense ratio ...........        7.2           8.0           6.9
                                           --------      --------      --------
Expense ratio ..........................       29.9          32.3          32.6
                                           --------      --------      --------
Combined ratio .........................      130.3%        102.5%        109.7%
                                           ========      ========      ========

LIFE SEGMENT
Gross premiums written .................   $  138.8      $  186.5      $  258.7
Net premiums written ...................      132.0         172.6         223.0
Net premiums earned ....................      131.8         172.9         227.4

Technical result(2) ....................   $  (20.0)     $  (42.9)     $  (78.5)
Allocated investment income ............       26.5          68.0         107.8
                                           --------      --------      --------
Net technical result ...................   $    6.5      $   25.1      $   29.3
                                           ========      ========      ========

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(1)  Technical ratio is obtained by dividing sum of losses and loss adjustment expenses and acquisition costs by net premiums earned.

(2) Technical result is defined as net premiums earned less loss and loss adjustment expenses and acquisition costs.


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
                                                                                    2001         2000         1999
                                                                                  --------     --------     --------
Reconciliation to Income (Loss) before distributions related to Trust
   Preferred and Mandatorily Redeemable Preferred Securities and Taxes:
Technical result .............................................................    $ (366.6)    $   19.2     $ (110.6)
Other operating expenses .....................................................      (117.6)      (103.2)       (93.1)
Net investment income ........................................................       239.6        273.6        307.6
Net realized investment (losses) gains .......................................        20.2        (62.7)       (15.9)
Other income .................................................................         1.7          0.4          0.7
Interest expense .............................................................       (13.0)       (13.0)       (12.9)
Amortization of goodwill .....................................................       (26.0)       (26.0)       (25.7)
Net foreign exchange gains ...................................................         7.1         10.3          0.9
                                                                                  --------     --------     --------
Income (Loss) before distributions related to Trust Preferred and
   Mandatorily Redeemable Preferred Securities and Taxes .....................    $ (254.6)    $   98.6     $   51.0
                                                                                  ========     ========     ========

     The following table provides the geographic distribution of gross premiums written for the years ended December 31, 2001, 2000 and 1999 ($ millions):

                                                                                    2001         2000         1999
                                                                                  --------     --------     --------
Europe .......................................................................    $  753.3     $  534.4     $  629.9
North America ................................................................       789.9        685.1        631.9
Asia, Australia and New Zealand ..............................................       218.8        158.9        135.5
Latin America and the Caribbean ..............................................       102.1         47.6         27.0
Africa .......................................................................        14.2         13.5          8.7
                                                                                  --------     --------     --------
Total gross premiums written .................................................    $1,878.3     $1,439.5     $1,433.0
                                                                                  ========     ========     ========

     The Company produces its business both through brokers and through direct relationships with insurance company clients. None of the Company's clients accounted for more than 3% of total gross premiums written. In 2001 the Company had two brokers which accounted for 10% or more of its gross premiums written, one accounting for 17% of gross premiums written and the other accounting for 11%. One broker accounted for approximately 16% and 10% of total gross premiums written in 2000 and 1999, respectively. All segments include business written through this broker.

Dr. Jurgen Zech Appointed to PartnerRe's Board of Directors

     On October 3, 2002, PartnerRe announced that Dr. Jurgen Zech was appointed to its Board of Directors. Dr. Zech, 63, has more than 25 years experience as an executive in the insurance business. Most recently he held the position of Chairman of the Board of Management of Gerling-Konzern Versicherungs Beteiligungs-AG in Germany, from which he retired in 2001. Dr. Zech holds a Doctorate in business economics.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         99.1 Supplemental financial information accompanying announcement of results for the period ended September 30, 2002.

         99.2 Stock Purchase Agreement dated as of November 1, 2002 by and among PartnerRe Ltd., Swiss Reinsurance Company, SwissRe Capital Management (Bermuda) Ltd. and European Reinsurance Company of Zurich.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PARTNERRE LTD.


Date:  November 4, 2002              By:
                                        -------------------------------------
                                        Name:   Christine Patton
                                        Title:  General Counsel and Secretary



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